Joint Filer Information:

Names:			Frontenac VIII Limited Partnership
			Frontenac Masters VIII Limited Partnership
			Frontenac VIII Partners, L.P.

Address:		135 South LaSalle Street, Suite 3800
			Chicago, IL 60603

Designated Filer:	Frontenac Company VIII, L.L.C.

Issuer and
Ticker Symbol:		Gevity HR, Inc. (GVHR)

Date of Event
Requiring Statement:	12/15/2003


Signature:		__________________________________________________
			Karen C. Fanelli, under Power of Attorney for
			Frontenac VIII Limited Partnership, Frontenac VIII
			Partners, L.P. and Frontenac Masters VIII Limited
			Partnership